SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
  ------------------------------------------------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                        AMDAHL CORPORATION
      (Exact name of registrant as specified in its charter)

Delaware                                               94-1728548
(State or other jurisdiction                        (IRS Employer
of incorporation or organization)             Identification No.)


1250 East Arques Avenue
Sunnyvale, California                                  94088-3470
(Address of Principal                                  (Zip Code)
Executive Offices)

           Amdahl Corporation 1994 STOCK INCENTIVE PLAN
                    (Full title of the plans)

                          Bruce J. Ryan
        Executive Vice President, Chief Financial Officer
                     and Corporate Secretary
                        AMDAHL CORPORATION
                     1250 East Arques Avenue
                 Sunnyvale, California 94088-3470
             (Name and address of agent for service)

                          (408) 746-6000
  (Telephone number, including area code, of agent for service)

   ------------------------------------------------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon share issuances or option exercises effected under the Amdahl Corporation 1994 Stock Incentive Plan.

                              CALCULATION OF REGISTRATION FEE

                                        PROPOSED       PROPOSED
TITLE OF                                MAXIMUM        MAXIMUM
SECURITIES          AMOUNT              OFFERING       AGGREGATE           AMOUNT OF
TO BE               TO BE               PRICE          OFFERING            REGISTRATION
REGISTERED          REGISTERED          PER SHARE      PRICE               FEE
----------          ----------          ---------      ---------           ------------
common stock         592,731            $8.90625       $5,279,010.47       $1,820.37

(1)  This Registration Statement shall also cover any additional shares of common stock which become issuable under the Amdahl Corporation 1994 Stock Inventive Plan ("1994 Plan")
by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number the Company's outstanding shares of common stock.

(2)  Solely for the purpose of calculating the registration fee, the price per share of common stock has been estimated in accordance with Rule 457(h).  Accordingly, the price per share of the common stock offered under the 1994 Plan, has been estimated at $8.90625, based on the average of the lowest and highest selling prices of the Company's common stock on the American Stock Exchange on March 20, 1996.

                             PART II

        Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference

     Amdahl Corporation (the "Registrant" or the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act"); and

     All reports and documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     Incorporated by Reference from Registrant's Registration
Statement No. 33-54171, filed June 17, 1994.

Item 5.   Interests of Named Experts and Counsel

     Not Applicable

Item 6.   Indemnification of Directors and Officers

     Incorporated by Reference from Registrant's Registration
Statement No. 33-54171, filed June 17, 1994.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

4(a) Amdahl Corporation 1994 Stock Incentive Plan as amended
     (Incorporated by Reference to Exhibit 10(c) to Form 10-Q for fiscal period ended March 31, 1995).

4(b) Form of Notice of Automatic Stock Option Grant and Grant
     Agreement under the 1994 Stock Incentive Plan (Incorporated by Reference from Registrant's Registration Statement No.
     33-54171, filed June 17, 1994).

4(c) Form of Notice of Exercise of Automatic Stock Option under the 1994 Stock Incentive Plan (Incorporated by Reference from Registrant's Registration Statement No. 33-54171, filed
     June 17, 1994).

4(d) Form of Notice of Grant of Stock Option and Grant Agreement for Stock Option grants under the 1994 Stock Incentive Plan
     (Incorporated by Reference from Registrant's Registration
     Statement No. 33-54171, filed June 17, 1994).

4(e) Form of Addendum to Stock Option Agreement under the 1994
     Stock Incentive Plan (Incorporated by Reference from
     Registrant's Registration Statement No. 33-54171, filed June
     17, 1994).

4(f) Form of Addendum to Stock Option Agreement under the 1994
     Stock Incentive Plan (Incorporated by Reference from
     Registrant's Registration Statement No. 33-54171, filed June
     17, 1994).

4(g) Form of Addendum to Stock Option Agreement under the 1994
     Stock Incentive Plan (Incorporated by Reference from
     Registrant's Registration Statement No. 33-54171, filed June
     17, 1994).

4(h) Form of Addendum to Stock Option Agreement under the 1994
     Stock Incentive Plan (Incorporated by Reference from
     Registrant's Registration Statement No.33-54171, filed June
     17, 1994).

4(i) Form of Stock Issuance Agreement under the 1994 Stock
     Incentive Plan (Incorporated by Reference from Registrant's
     Registration Statement No. 33-54171, filed June 17, 1994).

4(j) Form of Restricted Stock Purchase Agreement under the
     Restricted Stock Plan (Incorporated by Reference from
     Registrant's Registration Statement No. 33-54171, filed June
     17, 1994).

4(k) Form of Restricted Stock Purchase Agreement under the
     Restricted Stock Plan (Incorporated by Reference from
     Registrant's Registration Statement No. 33-54171, filed June
     17, 1994).

4(l) Form of Addendum to Restricted Stock Purchase Agreement under the Restricted Stock Plan (Incorporated by Reference from Registrant's Registration Statement No. 33-54171, filed
     June 17, 1994).

4(m) Form of Notice of Grant of Stock Option and Grant Agreement for incentive stock option grants under the Stock Option Plan (1974)(Incorporated by Reference from Registrant's Registration Statement No. 33-54171, filed June 17, 1994).

4(n) Form of Option Agreement under the Stock Option Plan (1974) relating to a stock option granted to a non-employee director of Amdahl. (Incorporated by Reference from Registrant's Registration Statement No.33-54171, filed June
     17, 1994).

4(o) Form of Automatic/Non-Employee Director Grant Non-Qualified
     Stock Option Agreement under the Stock Option Plan (1974)
     (Incorporated by Reference from Registrant's Registration
     Statement No. 33-54171, filed June 17, 1994).

4(p) Form of Notice of Grant of Stock Option and Grant Agreement for U.K. Approved stock option grants under the Stock Option Plan (1974)(Incorporated by Reference from Registrant's Registration Statement No. 33-54171, filed June 17, 1994).

4(q) Form of Notice of Grant of Stock Option and Grant Agreement for Irish Approved stock option grants under the Stock
     Option Plan (1974)(Incorporated by Reference from
     Registrant's Registration Statement No. 33-54171, filed June
     17, 1994).

4(r) Form of Stock Option Agreement for repriced options under the Stock Option Plan (1974)(Incorporated by Reference from
     Registrant's Registration Statement No. 33-54171, filed June
     17, 1994).

4(s) Form of Stock Option Agreement for repriced options under the Stock Option Plan (1974)(Incorporated by Reference from
     Registrant's Registration Statement No. 33-54171, filed June
     17, 1994).

4(t) Form of Approved Irish Stock Option Agreement for repriced options under the Stock Option Plan (1974)(Incorporated by Reference from Registrant's Registration Statement No. 33-54171, filed June 17, 1994).

4(u) Form of Approved U.K. Stock Option Agreement for repriced options under the Stock Option Plan (1974)(Incorporated by Reference from Registrant's Registration Statement No. 33-54171, filed June 17, 1994).

4(v) Form of Notice of Grant of Stock Option and Grant Agreement for Non-Qualified Stock Option Grants under the Stock Option Plan (1971), Stock Option Plan (1974) and Non-Qualified Stock Option Plan (1982)(Incorporated by Reference from Registrant's Registration Statement No. 33-54171, filed June 17, 1994).

4(w) Form of Addendum to Stock Option Agreement under the Stock
     Option Plan (1971), Stock Option Plan (1974) and Non-
     Qualified Stock Option Plan (1982)(Incorporated by Reference from Registrant's Registration Statement No. 33-54171, filed
     June 17, 1994).

23(a)Consent of Counsel

23(b)Consent of Independent Public Accountants

24   Power of Attorney

Item 9.   Undertakings

     A.   The undersigned Registrant hereby undertakes:   (1) to
file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 132 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1994 Plan.

     B.   Incorporated by Reference from Registrant's
Registration Statement No. 33-54171, filed June 17, 1994.

     C.   Incorporated by Reference from Registrant's
Registration Statement No. 33-54171, filed June 17, 1994.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 25th day of March, 1996.


                              AMDAHL CORPORATION



                              By   /s/ John C. Lewis
                                   -------------------
                                   John C. Lewis
                                   Chairman of the Board,
                                   Chief Executive Officer and
                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                    Date
---------                -----                    ----

/s/John C. Lewis         Chairman of the Board    March 25, 1996
------------------       Chief Executive Officer
E. Joseph Zemke          and President
                         (Principal Executive Officer)

/s/Ernest B. Thompson    Vice President and       March 25, 1996
---------------------    Controller
Ernest B. Thompson       (Principal Accounting Officer)

/s/Bruce J. Ryan         Executive Vice           March 25, 1996
----------------         President, Chief
Bruce J. Ryan            Financial Officer and
                         Corporate Secretary
                         (Principal Financial Officer)

Keizo Fukagawa*          Director
-----------------
Keizo Fukagawa

Michael R. Hallman*      Director
-------------------
Michael R. Hallman

E.F. Heizer, Jr.*        Director
-------------------
E.F. Heizer, Jr.

Kazuto Kojima*           Director
----------------
Kazuto Kojima

Burton G. Malkiel*       Director
--------------------
Burton G. Malkiel

George R. Packard*       Director
--------------------
George R. Packard

Walter B. Reinhold*      Director
---------------------
Walter B. Reinhold

Takamitsu Tsuchimoto*    Director
-----------------------
Takamitsu Tsuchimoto

J. Sidney Webb*          Director
-----------------
J. Sidney Webb

*  By:  /s/Bruce J. Ryan      Attorney in Fact    March 25, 1996
        ----------------
        Bruce J. Ryan

                         EXHIBIT INDEX




Exhibit No.    Description
-----------    -----------

23(a)          Consent of Counsel

23(b)          Consent of Independent Public Accountants

24             Power of Attorney